FOR IMMEDIATE RELEASE

Alpha Announces Fourth Quarter and Full Year 2022 Financial Results

•Posts net income of $220.7 million, or $13.37 per diluted share, for the quarter
•Reports fourth quarter Adjusted EBITDA of $247.9 million
•Returns roughly $517 million to shareholders through buybacks in 2022
•Returns approximately $100 million to shareholders through dividends declared in 2022
•Increases share buyback authorization to $1.2 billion from prior level of $1 billion
•Increases quarterly dividend to $0.44 from $0.418 per share

BRISTOL, Tenn., February 23, 2023 - Alpha Metallurgical Resources, Inc. (NYSE: AMR), a leading U.S. supplier of metallurgical products for the steel industry, today reported results for the fourth quarter and full year ending December 31, 2022.

	(millions, except per share)
	Three months ended
	Dec. 31, 2022	Sept. 30, 2022	Dec. 31, 2021
Net income	$220.7	$252.8	$257.4
Net income per diluted share	$13.37	$14.27	$13.45
Adjusted EBITDA(1)	$247.9	$296.2	$318.5
Operating cash flow	$185.0	$497.0	$104.3
Capital expenditures	($61.0)	($33.3)	($22.9)
Tons of coal sold	3.9	4.1	4.0
__________________________________
1. These are non-GAAP financial measures. A reconciliation of Net Income to Adjusted EBITDA is included in tables accompanying the financial schedules.

"2022 was an extremely successful year for our company," said Andy Eidson, Alpha's chief executive officer. "Even with the previously-announced fourth quarter issues that prevented us from finishing as strong as we would have liked, the year as a whole brought about record performance in Adjusted EBITDA and operating cash flow as well as the successful elimination of our term loan debt. In 2022, we returned more than half a billion dollars of capital to our stockholders in the form of share repurchases and we declared $100 million in dividends in 2022, the most recent of which we paid on January 3, 2023. Additionally, the Alpha board has approved an increase in the share repurchase authorization of $200 million to further demonstrate our commitment to our capital return program. We look forward to bringing this positive momentum into the rest of 2023."

Financial Performance

Alpha reported net income of $220.7 million, or $13.37 per diluted share, for the fourth quarter 2022. In the third quarter of 2022, the company had net income of $252.8 million, or $14.27 per diluted share.

For the fourth quarter, total Adjusted EBITDA was $247.9 million, compared to $296.2 million in the third quarter 2022.

Todd Munsey, chief financial officer, commented on the fourth quarter results: "As mentioned in our earnings pre-announcement, fourth quarter volumes were weaker than expected, largely due to challenging geology and transportation issues, both of which have continued to improve as we have worked through the first quarter of 2023."

Coal Revenues

	(millions)
	Three months ended
	Dec. 31, 2022	Sept. 30, 2022
Met Segment	$804.9	$840.6
All Other	$16.3	$27.2

Met Segment (excl. freight & handling)(1)	$699.0	$718.1
All Other (excl. freight & handling)(1)	$16.3	$27.2

Tons Sold	(millions)
	Three months ended
	Dec. 31, 2022	Sept. 30, 2022
Met Segment	3.8	3.9
All Other	0.1	0.2

__________________________________
1. Represents Non-GAAP coal revenues which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

Coal Sales Realization(1)

	(per ton)
	Three months ended
	Dec. 31, 2022	Sept. 30, 2022
Met Segment	$186.29	$184.31
All Other	$126.10	$109.27
__________________________________
1. Represents Non-GAAP coal sales realization which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

Fourth quarter net realized pricing for the Met segment was $186.29 per ton and net realization in the All Other category was $126.10.

The table below provides a breakdown of our Met segment coal sold in the fourth quarter by pricing mechanism.

	(in millions, except per ton data)
Met Segment Sales	Three months ended Dec. 31, 2022
	Tons Sold	Coal Revenues	Realization/ton(1)	% of Met Tons Sold
Export - Other Pricing Mechanisms	1.1	$218.3	$196.88	33%
Domestic	0.9	$170.2	$195.01	26%
Export - Australian Indexed	1.4	$253.4	$183.59	41%
Total Met Coal Revenues	3.4	$641.9	$190.94	100%
Thermal Coal Revenues	0.4	$57.0	$146.24
Total Met Segment Coal Revenues (excl. freight & handling)(1)	3.8	$698.9	$186.29
__________________________________
1. Represents Non-GAAP coal sales realization which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

Cost of Coal Sales

	(in millions, except per ton data)
	Three months ended
	Dec. 31, 2022	Sept. 30, 2022
Cost of Coal Sales	$549.1	$554.1
Cost of Coal Sales (excl. freight & handling/idle)(1)	$434.3	$425.4

	(per ton)
Met Segment(1)	$112.97	$104.86
All Other(1)	$80.76	$67.48

__________________________________
1. Represents Non-GAAP cost of coal sales and Non-GAAP cost of coal sales per ton which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

Alpha's fourth quarter Met segment cost of coal sales increased to an average of $112.97 per ton. Third quarter cost of coal sales for the Met segment was $104.86. Cost of coal sales for the All Other category increased to $80.76 per ton in the fourth quarter 2022 against an average cost of $67.48 per ton in the third quarter 2022. The higher costs in fourth quarter were attributable to operational challenges and approximately $2.00 per ton of discretionary incentive compensation to our employees.

Liquidity and Capital Resources

Cash provided by operating activities in the fourth quarter decreased to $185.0 million as compared to $497.0 million in the third quarter 2022. Third quarter 2022 operating cash flow included an approximate $235 million reduction in accounts receivable as a result of coal indices softening from historical highs reached earlier in the year. In addition, the fourth quarter operating cash was reduced by a reclass to deposits of approximately $85 million related to the previously announced quarterly and special dividend. Capital expenditures for the fourth quarter 2022 were $61.0 million compared to $33.3 million for the third quarter of 2022.

As of December 31, 2022, the company had total liquidity of $441.1 million, including cash and cash equivalents of $301.9 million, short-term investments of $46.1 million, and $93.1 million of unused availability under the ABL. The future available capacity under the ABL is subject to inventory and accounts receivable collateral requirements and the maintenance of certain financial ratios. As of December 31, 2022, the company had no borrowings and $61.9 million in letters of credit outstanding under the ABL. Total long-term debt, including the current portion of long-term debt as of December 31, 2022, was $11 million.

Dividend Program

On February 21, 2023, Alpha's board of directors declared a quarterly cash dividend payment of $0.44 per share, increased from the prior quarter's dividend of $0.418 per share, which will become payable on April 3, 2023 for holders of record as of March 15, 2023.

Any decision to pay future cash dividends will be made by the board and depend on Alpha's future earnings and financial condition and other relevant factors.

Share Repurchase Program

In 2022, Alpha's board of directors authorized a share repurchase program allowing for the expenditure of up to $1 billion for the repurchase of the company's common stock. On February 21, 2023, Alpha's board increased this authorization by $200 million, bringing the total authorization of the share repurchase program to $1.2 billion. As of January 31, 2023, the company has acquired approximately 3.8 million shares of common stock at a cost of approximately $560 million. The number of common stock shares outstanding as of January 31, 2023 was 15,326,644, not including the potentially dilutive effect of unexercised warrant shares or unvested equity awards.

The timing and amount of share repurchases will continue to be determined by the company's management based on its evaluation of market conditions, the trading price of the stock, applicable legal requirements, compliance with the provisions of the company's debt agreements, and other factors.

Operational and Performance Update
During the fourth quarter, in our continuing efforts to secure in-demand supplies and services, our subsidiary Maxxim Rebuild Co., LLC (“Maxxim”) purchased certain assets of Industrial Plating and Machine, Inc., which manufactures essential mining equipment components, including gear cases. In addition, in January 2023, Maxxim completed a series of transactions to acquire a number of coal trucks and related equipment and facilities.

As of February 14, 2023, Alpha has committed and priced approximately 38% of its metallurgical coal within the Met segment at an average price of $195.89 per ton and 52% of thermal coal in the Met segment at an average expected price of $119.79 per ton. In the All Other category the company is 97% committed and priced at an average price of $94.08 per ton.

	2023 Guidance
in millions of tons	Low	High
Metallurgical	15.0	16.0
Thermal	1.4	1.8
Met Segment	16.4	17.8
All Other	0.3	0.6
Total Shipments	16.7	18.4

Committed/Priced[1,2,3]	Committed	Average Price
Metallurgical - Domestic		$193.17
Metallurgical - Export		$207.66
Metallurgical Total	38%	$195.89
Thermal	52%	$119.79
Met Segment	39%	$186.39
All Other	97%	$94.08

Committed/Unpriced[1,3]	Committed
Metallurgical Total	38%
Thermal	—%
Met Segment	34%
All Other	—%

Costs per ton[4]	Low	High
Met Segment	$106.00	$112.00
All Other	$87.00	$93.00

In millions (except taxes)	Low	High
SG&A5	$59	$65
Idle Operations Expense	$21	$31
Cash Interest Expense	$2	$10
DD&A	$115	$135
Capital Expenditures	$250	$280
Tax Rate	15%	20%
Notes:
1.Based on committed and priced coal shipments as of February 14, 2023. Committed percentage based on the midpoint of shipment guidance range.
2.Actual average per-ton realizations on committed and priced tons recognized in future periods may vary based on actual freight expense in future periods relative to assumed freight expense embedded in projected average per-ton realizations.
3.Includes estimates of future coal shipments based upon contract terms and anticipated delivery schedules. Actual coal shipments may vary from these estimates.
4.Note: The Company is unable to present a quantitative reconciliation of its forward-looking non-GAAP cost of coal sales per ton sold financial measures to the most directly comparable GAAP measures without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliation. The most directly comparable GAAP measure, GAAP cost of sales, is not accessible without unreasonable efforts on a forward-looking basis. The reconciling items include freight and handling costs, which are a component of GAAP cost of sales. Management is unable to predict without unreasonable efforts freight and handling costs due to uncertainty as to the end market and FOB point for uncommitted sales volumes and the final shipping point for export shipments. These amounts have historically varied and may continue to vary significantly from quarter to quarter and material changes to these items could have a significant effect on our future GAAP results.
5.Excludes expenses related to non-cash stock compensation and non-recurring expenses.

Additionally, the board of directors has scheduled the company's annual meeting of stockholders for May 3, 2023.

Conference Call

The company plans to hold a conference call regarding its fourth quarter and full year 2022 results on February 23, 2023, at 10:00 a.m. Eastern time. The conference call will be available live on the investor section of the company’s website at https://investors.alphametresources.com/investors. Analysts who would like to participate in the conference call should dial 877-407-0832 (domestic toll-free) or 201-689-8433 (international) approximately 15 minutes prior to start time.

About Alpha Metallurgical Resources

Alpha Metallurgical Resources (NYSE: AMR) is a Tennessee-based mining company with operations across Virginia and West Virginia. With customers across the globe, high-quality reserves and significant port capacity, Alpha reliably supplies metallurgical products to the steel industry. For more information, visit www.AlphaMetResources.com.

Forward-Looking Statements

This news release includes forward-looking statements. These forward-looking statements are based on Alpha's expectations and beliefs concerning future events and involve risks and uncertainties that may cause actual results to differ materially from current expectations. These factors are difficult to predict accurately and may be beyond Alpha’s control. Forward-looking statements in this news release or elsewhere speak only as of the date made. New uncertainties and risks arise from time to time, and it is impossible for Alpha to predict these events or how they may affect Alpha. Except as required by law, Alpha has no duty to, and does not intend to, update or revise the forward-looking statements in this news release or elsewhere after the date this release is issued. In light of these risks and uncertainties, investors should keep in mind that results, events or developments discussed in any forward-looking statement made in this news release may not occur.

FINANCIAL TABLES FOLLOW

Non-GAAP Financial Measures

The discussion below contains “non-GAAP financial measures.” These are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP” or “GAAP”). Specifically, we make use of the non-GAAP financial measures “Adjusted EBITDA,” “non-GAAP coal revenues,” “non-GAAP cost of coal sales,” “non-GAAP coal margin,” and “Adjusted cost of produced coal sold.” We use Adjusted EBITDA to measure the operating performance of our segments and allocate resources to the segments. Adjusted EBITDA does not purport to be an alternative to net income (loss) as a measure of operating performance or any other measure of operating results or liquidity presented in accordance with GAAP. We use non-GAAP coal revenues to present coal revenues generated, excluding freight and handling fulfillment revenues. Non-GAAP coal sales realization per ton for our operations is calculated as non-GAAP coal revenues divided by tons sold. We use non-GAAP cost of coal sales to adjust cost of coal sales to remove freight and handling costs, depreciation, depletion and amortization - production (excluding the depreciation, depletion and amortization related to selling, general and administrative functions), accretion on asset retirement obligations, amortization of acquired intangibles, net, and idled and closed mine costs. Non-GAAP cost of coal sales per ton for our operations is calculated as non-GAAP cost of coal sales divided by tons sold. Non-GAAP coal margin per ton for our coal operations is calculated as non-GAAP coal sales realization per ton for our coal operations less non-GAAP cost of coal sales per ton for our coal operations. We also use Adjusted cost of produced coal sold to distinguish the cost of captive produced coal from the effects of purchased coal. The presentation of these measures should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP.

Management uses non-GAAP financial measures to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. The definition of these non-GAAP measures may be changed periodically by management to adjust for significant items important to an understanding of operating trends and to adjust for items that may not reflect the trend of future results by excluding transactions that are not indicative of our core operating performance. Furthermore, analogous measures are used by industry analysts to evaluate the Company’s operating performance. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, and capital investments.

Included below are reconciliations of non-GAAP financial measures to GAAP financial measures.

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues:
Coal revenues	$821,142	$826,558	$4,092,987	$2,252,624
Other revenues	2,306	1,658	8,605	6,062
Total revenues	823,448	828,216	4,101,592	2,258,686
Costs and expenses:
Cost of coal sales (exclusive of items shown separately below)	549,143	494,554	2,285,969	1,677,782
Depreciation, depletion and amortization	23,930	29,786	107,620	110,047
Accretion on asset retirement obligations	5,943	6,550	23,765	26,520
Amortization of acquired intangibles, net	3,460	3,842	19,498	13,244
Asset impairment and restructuring	—	—	—	(561)
Selling, general and administrative expenses (exclusive of depreciation, depletion and amortization shown separately above)	23,279	19,010	71,618	63,901
Total other operating loss (income):
Mark-to-market adjustment for acquisition-related obligations	(1,735)	1,516	8,880	19,525
Other expense (income)	2,794	(5,682)	3,363	(10,972)
Total costs and expenses	606,814	549,576	2,520,713	1,899,486
Income from operations	216,634	278,640	1,580,879	359,200
Other (expense) income:
Interest expense	(1,747)	(16,364)	(21,802)	(69,654)
Interest income	1,775	13	3,187	336
Equity loss in affiliates	(6,028)	(2,988)	(14,346)	(4,149)
Miscellaneous income, net	2,298	1,341	6,832	6,465
Total other expense, net	(3,702)	(17,998)	(26,129)	(67,002)
Income before income taxes	212,932	260,642	1,554,750	292,198
Income tax benefit (expense)	7,748	(3,197)	(106,205)	(3,408)
Net income	$220,680	$257,445	$1,448,545	$288,790

Basic income per common share	$13.86	$13.93	$82.82	$15.66
Diluted income per common share:	$13.37	$13.45	$79.49	$15.30

Weighted average shares - basic	15,923,288	18,484,309	17,490,886	18,441,175
Weighted average shares - diluted	16,504,793	19,135,326	18,222,397	18,871,682

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share data)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$301,906	$81,211
Short-term investments	46,052	—
Trade accounts receivable, net of allowance for doubtful accounts of $239 and $393 as of December 31, 2022 and 2021, respectively	407,210	489,241
Inventories, net	200,574	129,382
Short-term deposits	84,748	425
Short-term restricted cash	24,547	11,977
Prepaid expenses and other current assets	49,384	35,750
Total current assets	1,114,421	747,986
Property, plant, and equipment, net of accumulated depreciation and amortization of $491,186 and $443,856 as of December 31, 2022 and 2021, respectively	442,645	362,218
Owned and leased mineral rights, net of accumulated depletion and amortization of $77,333 and $52,444 as of December 31, 2022 and 2021, respectively	451,062	444,302
Other acquired intangibles, net of accumulated amortization of $53,719 and $34,221 as of December 31, 2022 and 2021, respectively	55,102	74,197
Long-term restricted investments	105,735	30,949
Long-term restricted cash	28,941	89,426
Deferred income taxes	11,378	—
Other non-current assets	103,195	108,634
Total assets	$2,312,479	$1,857,712
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$3,078	$2,989
Trade accounts payable	106,037	90,093
Acquisition-related obligations - current	28,254	22,405
Accrued expenses and other current liabilities	265,256	180,442
Total current liabilities	402,625	295,929
Long-term debt	7,897	445,562
Acquisition-related obligations - long-term	—	19,000
Workers’ compensation and black lung obligations	188,247	231,876
Pension obligations	110,836	159,930
Asset retirement obligations	142,048	132,013
Deferred income taxes	10,874	317
Other non-current liabilities	20,197	26,176
Total liabilities	882,724	1,310,803
Commitments and Contingencies
Stockholders’ Equity
Preferred stock - par value $0.01, 5.0 million shares authorized, none issued	—	—

Common stock - par value $0.01, 50.0 million shares authorized, 21.7 million issued and 15.5 million outstanding at December 31, 2022 and 20.8 million issued and 18.4 million outstanding at December 31, 2021	217	208
Additional paid-in capital	815,442	784,743
Accumulated other comprehensive loss	(12,162)	(58,503)
Treasury stock, at cost: 6.2 million shares at December 31, 2022 and 2.4 million shares at December 31, 2021	(649,061)	(107,800)
Retained earnings (accumulated deficit)	1,275,319	(71,739)
Total stockholders’ equity	1,429,755	546,909
Total liabilities and stockholders’ equity	$2,312,479	$1,857,712

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Year Ended December 31,
	2022	2021
Operating activities:
Net income	$1,448,545	$288,790
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	107,620	110,047
Amortization of acquired intangibles, net	19,498	13,244
Accretion of acquisition-related obligations discount	233	1,258
Amortization of debt issuance costs and accretion of debt discount	8,282	12,338
Mark-to-market adjustment for acquisition-related obligations	8,880	19,525
Loss (gain) on disposal of assets, net	43	(9,911)
Accretion on asset retirement obligations	23,765	26,520
Employee benefit plans, net	(4,492)	(1,751)
Deferred income taxes	(14,521)	(163)
Asset impairment and restructuring	—	(561)
Stock-based compensation	7,484	5,315
Equity loss in affiliates	14,346	4,149
Other, net	(994)	(6,570)
Changes in operating assets and liabilities
Trade accounts receivable, net	82,774	(336,240)
Inventories, net	(63,169)	(21,331)
Prepaid expenses and other current assets	(12,031)	61,581
Deposits	(84,314)	26,853
Other non-current assets	11,268	(250)
Trade accounts payable	3,721	25,154
Accrued expenses and other current liabilities	(6,872)	15,961
Acquisition-related obligations	(22,264)	(18,121)
Asset retirement obligations	(18,699)	(16,306)
Other non-current liabilities	(25,098)	(24,588)
Net cash provided by operating activities	1,484,005	174,943
Investing activities:
Capital expenditures	(164,309)	(83,300)
Proceeds on disposal of assets	3,623	8,224
Cash paid for business acquired	(24,878)	—
Capital contributions to equity affiliates	(19,556)	(6,677)
Purchases of investment securities	(269,420)	(17,985)
Maturity of investment securities	149,397	13,265
Other, net	(4,214)	(3,382)
Net cash used in investing activities	(329,357)	(89,855)

Financing activities:
Repurchases of long-term debt	—	(18,415)
Principal repayments of long-term debt	(450,622)	(119,097)
Dividend and dividend equivalents paid	(13,360)	—
Common stock repurchases and related expenses	(521,803)	(786)
Proceeds from exercise of warrants	5,643	—
Other, net	(1,726)	(8,747)
Net cash used in financing activities	(981,868)	(147,045)
Net increase (decrease) in cash and cash equivalents and restricted cash	172,780	(61,957)
Cash and cash equivalents and restricted cash at beginning of period	182,614	244,571
Cash and cash equivalents and restricted cash at end of period	$355,394	$182,614

Supplemental cash flow information:
Cash paid for interest	$25,895	$63,061
Cash paid for income taxes	$139,663	$176
Cash received for income tax refunds	$6	$64,498
Supplemental disclosure of noncash investing and financing activities:
Financing leases and capital financing - equipment	$9,833	$787
Accrued capital expenditures	$18,456	$9,964
Accrued common stock repurchases	$3,016	$—
Accrued dividend payable	$88,128	$—

The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the Consolidated Balance Sheets that sum to the total of the same such amounts shown in the Consolidated Statements of Cash Flows.

	As of December 31,
	2022	2021
Cash and cash equivalents	$301,906	$81,211
Short-term restricted cash	24,547	11,977
Long-term restricted cash	28,941	89,426
Total cash and cash equivalents and restricted cash shown in the Consolidated Statements of Cash Flows	$355,394	$182,614

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION
(Amounts in thousands)

	Three Months Ended			Year Ended December 31,
	December 31, 2022	September 30, 2022	December 31, 2021	2022	2021
Net income	$220,680	$252,817	$257,445	$1,448,545	$288,790
Interest expense	1,747	1,754	16,364	21,802	69,654
Interest income	(1,775)	(1,059)	(13)	(3,187)	(336)
Income tax (benefit) expense	(7,748)	5,730	3,197	106,205	3,408
Depreciation, depletion and amortization	23,930	27,925	29,786	107,620	110,047
Non-cash stock compensation expense	3,381	1,520	964	7,484	5,315
Mark-to-market adjustment - acquisition-related obligations	(1,735)	(2,954)	1,516	8,880	19,525
Gain on settlement of acquisition-related obligations	—	—	(1,125)	—	(1,125)
Accretion on asset retirement obligations	5,943	5,921	6,550	23,765	26,520
Asset impairment and restructuring	—	—	—	—	(561)
Amortization of acquired intangibles, net	3,460	4,543	3,842	19,498	13,244
Adjusted EBITDA	$247,883	$296,197	$318,526	$1,740,612	$534,481

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS

	Three Months Ended December 31, 2022
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$804,876	$16,266	$821,142
Less: Freight and handling fulfillment revenues	(105,911)	1	(105,910)
Non-GAAP Coal revenues	$698,965	$16,267	$715,232
Tons sold	3,752	129	3,881
Non-GAAP Coal sales realization per ton	$186.29	$126.10	$184.29

Cost of coal sales (exclusive of items shown separately below)	$541,547	$7,596	$549,143
Depreciation, depletion and amortization - production (1)	19,575	4,083	23,658
Accretion on asset retirement obligations	3,412	2,531	5,943
Amortization of acquired intangibles, net	2,517	943	3,460
Total Cost of coal sales	$567,051	$15,153	$582,204
Less: Freight and handling costs	(105,911)	1	(105,910)
Less: Depreciation, depletion and amortization - production (1)	(19,575)	(4,083)	(23,658)
Less: Accretion on asset retirement obligations	(3,412)	(2,531)	(5,943)
Less: Amortization of acquired intangibles, net	(2,517)	(943)	(3,460)
Less: Idled and closed mine costs	(11,754)	2,821	(8,933)
Non-GAAP Cost of coal sales	$423,882	$10,418	$434,300
Tons sold	3,752	129	3,881
Non-GAAP Cost of coal sales per ton	$112.97	$80.76	$111.90
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended December 31, 2022
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$804,876	$16,266	$821,142
Less: Total Cost of coal sales (per table above)	(567,051)	(15,153)	(582,204)
GAAP Coal margin	$237,825	$1,113	$238,938
Tons sold	3,752	129	3,881
GAAP Coal margin per ton	$63.39	$8.63	$61.57

GAAP Coal margin	$237,825	$1,113	$238,938
Add: Depreciation, depletion and amortization - production (1)	19,575	4,083	23,658
Add: Accretion on asset retirement obligations	3,412	2,531	5,943
Add: Amortization of acquired intangibles, net	2,517	943	3,460
Add: Idled and closed mine costs	11,754	(2,821)	8,933
Non-GAAP Coal margin	$275,083	$5,849	$280,932
Tons sold	3,752	129	3,881
Non-GAAP Coal margin per ton	$73.32	$45.34	$72.39
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended September 30, 2022
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$840,638	$27,211	$867,849
Less: Freight and handling fulfillment revenues	(122,585)	(3)	(122,588)
Non-GAAP Coal revenues	$718,053	$27,208	$745,261
Tons sold	3,896	249	4,145
Non-GAAP Coal sales realization per ton	$184.31	$109.27	$179.80

Cost of coal sales (exclusive of items shown separately below)	$534,718	$19,337	$554,055
Depreciation, depletion and amortization - production (1)	26,747	906	27,653
Accretion on asset retirement obligations	3,390	2,531	5,921
Amortization of acquired intangibles, net	3,591	952	4,543
Total Cost of coal sales	$568,446	$23,726	$592,172
Less: Freight and handling costs	(122,585)	(3)	(122,588)
Less: Depreciation, depletion and amortization - production (1)	(26,747)	(906)	(27,653)
Less: Accretion on asset retirement obligations	(3,390)	(2,531)	(5,921)
Less: Amortization of acquired intangibles, net	(3,591)	(952)	(4,543)
Less: Idled and closed mine costs	(3,580)	(2,531)	(6,111)
Non-GAAP Cost of coal sales	$408,553	$16,803	$425,356
Tons sold	3,896	249	4,145
Non-GAAP Cost of coal sales per ton	$104.86	$67.48	$102.62
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended September 30, 2022
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$840,638	$27,211	$867,849
Less: Total Cost of coal sales (per table above)	(568,446)	(23,726)	(592,172)
GAAP Coal margin	$272,192	$3,485	$275,677
Tons sold	3,896	249	4,145
GAAP Coal margin per ton	$69.86	$14.00	$66.51

GAAP Coal margin	$272,192	$3,485	$275,677
Add: Depreciation, depletion and amortization - production (1)	26,747	906	27,653
Add: Accretion on asset retirement obligations	3,390	2,531	5,921
Add: Amortization of acquired intangibles, net	3,591	952	4,543
Add: Idled and closed mine costs	3,580	2,531	6,111
Non-GAAP Coal margin	$309,500	$10,405	$319,905
Tons sold	3,896	249	4,145
Non-GAAP Coal margin per ton	$79.44	$41.79	$77.18
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended December 31, 2021
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$811,528	$15,030	$826,558
Less: Freight and handling fulfillment revenues	(127,925)	(16)	(127,941)
Non-GAAP Coal revenues	$683,603	$15,014	$698,617
Tons sold	3,784	240	4,024
Non-GAAP Coal sales realization per ton	$180.66	$62.56	$173.61

Cost of coal sales (exclusive of items shown separately below)	$481,317	$13,237	$494,554
Depreciation, depletion and amortization - production (1)	24,560	5,041	29,601
Accretion on asset retirement obligations	3,401	3,149	6,550
Amortization of acquired intangibles, net	3,922	(80)	3,842
Total Cost of coal sales	$513,200	$21,347	$534,547
Less: Freight and handling costs	(127,925)	(16)	(127,941)
Less: Depreciation, depletion and amortization - production (1)	(24,560)	(5,041)	(29,601)
Less: Accretion on asset retirement obligations	(3,401)	(3,149)	(6,550)
Less: Amortization of acquired intangibles, net	(3,922)	80	(3,842)
Less: Idled and closed mine costs	(3,533)	1,363	(2,170)
Non-GAAP Cost of coal sales	$349,859	$14,584	$364,443
Tons sold	3,784	240	4,024
Non-GAAP Cost of coal sales per ton	$92.46	$60.77	$90.57
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended December 31, 2021
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$811,528	$15,030	$826,558
Less: Total Cost of coal sales (per table above)	(513,200)	(21,347)	(534,547)
GAAP Coal margin	$298,328	$(6,317)	$292,011
Tons sold	3,784	240	4,024
GAAP Coal margin per ton	$78.84	$(26.32)	$72.57

GAAP Coal margin	$298,328	$(6,317)	$292,011
Add: Depreciation, depletion and amortization - production (1)	24,560	5,041	29,601
Add: Accretion on asset retirement obligations	3,401	3,149	6,550
Add: Amortization of acquired intangibles, net	3,922	(80)	3,842
Add: Idled and closed mine costs	3,533	(1,363)	2,170
Non-GAAP Coal margin	$333,744	$430	$334,174
Tons sold	3,784	240	4,024
Non-GAAP Coal margin per ton	$88.20	$1.79	$83.05
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Year Ended December 31, 2022
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$4,018,515	$74,472	$4,092,987
Less: Freight and handling fulfillment revenues	(529,043)	(20)	(529,063)
Non-GAAP Coal revenues	$3,489,472	$74,452	$3,563,924
Tons sold	15,478	900	16,378
Non-GAAP Coal sales realization per ton	$225.45	$82.72	$217.60

Cost of coal sales (exclusive of items shown separately below)	$2,225,771	$60,198	$2,285,969
Depreciation, depletion and amortization - production (1)	100,584	6,036	106,620
Accretion on asset retirement obligations	13,590	10,175	23,765
Amortization of acquired intangibles, net	15,699	3,799	19,498
Total Cost of coal sales	$2,355,644	$80,208	$2,435,852
Less: Freight and handling costs	(529,043)	(20)	(529,063)
Less: Depreciation, depletion and amortization - production (1)	(100,584)	(6,036)	(106,620)
Less: Accretion on asset retirement obligations	(13,590)	(10,175)	(23,765)
Less: Amortization of acquired intangibles, net	(15,699)	(3,799)	(19,498)
Less: Idled and closed mine costs	(21,646)	(6,911)	(28,557)
Non-GAAP Cost of coal sales	$1,675,082	$53,267	$1,728,349
Tons sold	15,478	900	16,378
Non-GAAP Cost of coal sales per ton	$108.22	$59.19	$105.53
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Year Ended December 31, 2022
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$4,018,515	$74,472	$4,092,987
Less: Total Cost of coal sales (per table above)	(2,355,644)	(80,208)	(2,435,852)
GAAP Coal margin	$1,662,871	$(5,736)	$1,657,135
Tons sold	15,478	900	16,378
GAAP Coal margin per ton	$107.43	$(6.37)	$101.18

GAAP Coal margin	$1,662,871	$(5,736)	$1,657,135
Add: Depreciation, depletion and amortization - production (1)	100,584	6,036	106,620
Add: Accretion on asset retirement obligations	13,590	10,175	23,765
Add: Amortization of acquired intangibles, net	15,699	3,799	19,498
Add: Idled and closed mine costs	21,646	6,911	28,557
Non-GAAP Coal margin	$1,814,390	$21,185	$1,835,575
Tons sold	15,478	900	16,378
Non-GAAP Coal margin per ton	$117.22	$23.54	$112.08
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Year Ended December 31, 2021
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$2,173,647	$78,977	$2,252,624
Less: Freight and handling fulfillment revenues	(380,457)	(520)	(380,977)
Non-GAAP Coal revenues	$1,793,190	$78,457	$1,871,647
Tons sold	15,569	1,270	16,839
Non-GAAP Coal sales realization per ton	$115.18	$61.78	$111.15

Cost of coal sales (exclusive of items shown separately below)	$1,607,157	$70,625	$1,677,782
Depreciation, depletion and amortization - production (1)	99,963	9,362	109,325
Accretion on asset retirement obligations	13,571	12,949	26,520
Amortization of acquired intangibles, net	13,671	(427)	13,244
Total Cost of coal sales	$1,734,362	$92,509	$1,826,871
Less: Freight and handling costs	(380,457)	(520)	(380,977)
Less: Depreciation, depletion and amortization - production (1)	(99,963)	(9,362)	(109,325)
Less: Accretion on asset retirement obligations	(13,571)	(12,949)	(26,520)
Less: Amortization of acquired intangibles, net	(13,671)	427	(13,244)
Less: Idled and closed mine costs	(16,858)	(9,720)	(26,578)
Non-GAAP Cost of coal sales	$1,209,842	$60,385	$1,270,227
Tons sold	15,569	1,270	16,839
Non-GAAP Cost of coal sales per ton	$77.71	$47.55	$75.43
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Year Ended December 31, 2021
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$2,173,647	$78,977	$2,252,624
Less: Total Cost of coal sales (per table above)	(1,734,362)	(92,509)	(1,826,871)
GAAP Coal margin	$439,285	$(13,532)	$425,753
Tons sold	15,569	1,270	16,839
GAAP Coal margin per ton	$28.22	$(10.66)	$25.28

GAAP Coal margin	$439,285	$(13,532)	$425,753
Add: Depreciation, depletion and amortization - production (1)	99,963	9,362	109,325
Add: Accretion on asset retirement obligations	13,571	12,949	26,520
Add: Amortization of acquired intangibles, net	13,671	(427)	13,244
Add: Idled and closed mine costs	16,858	9,720	26,578
Non-GAAP Coal margin	$583,348	$18,072	$601,420
Tons sold	15,569	1,270	16,839
Non-GAAP Coal margin per ton	$37.47	$14.23	$35.72
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended December 31, 2022
(In thousands, except for per ton data)	Met	All Other	Consolidated
Non-GAAP Cost of coal sales	$423,882	$10,418	$434,300
Less: cost of purchased coal sold	(37,238)	—	(37,238)
Adjusted cost of produced coal sold	$386,644	$10,418	$397,062
Produced tons sold	3,561	130	3,691
Adjusted cost of produced coal sold per ton (1)	$108.58	$80.14	$107.58
(1) Cost of produced coal sold per ton for our operations is calculated as non-GAAP cost of produced coal sold divided by produced tons sold.

	Three Months Ended September 30, 2022
(In thousands, except for per ton data)	Met	All Other	Consolidated
Non-GAAP Cost of coal sales	$408,553	$16,803	$425,356
Less: cost of purchased coal sold	(21,222)	—	(21,222)
Adjusted cost of produced coal sold	$387,331	$16,803	$404,134
Produced tons sold	3,795	249	4,044
Adjusted cost of produced coal sold per ton (1)	$102.06	$67.48	$99.93
(1) Cost of produced coal sold per ton for our operations is calculated as non-GAAP cost of produced coal sold divided by produced tons sold.

	Three Months Ended December 31, 2021
(In thousands, except for per ton data)	Met	All Other	Consolidated
Non-GAAP Cost of coal sales	$349,859	$14,584	$364,443
Less: cost of purchased coal sold	(22,798)	(660)	(23,458)
Adjusted cost of produced coal sold	$327,061	$13,924	$340,985
Produced tons sold	3,610	235	3,845
Adjusted cost of produced coal sold per ton (1)	$90.60	$59.25	$88.68
(1) Cost of produced coal sold per ton for our operations is calculated as non-GAAP cost of produced coal sold divided by produced tons sold.

	Year Ended December 31, 2022
(In thousands, except for per ton data)	Met	All Other	Consolidated
Non-GAAP Cost of coal sales	$1,675,082	$53,267	$1,728,349
Less: cost of purchased coal sold	(119,473)	(37)	(119,510)
Adjusted cost of produced coal sold	$1,555,609	$53,230	$1,608,839
Produced tons sold	14,938	900	15,838
Adjusted cost of produced coal sold per ton (1)	$104.14	$59.14	$101.58
(1) Cost of produced coal sold per ton for our operations is calculated as non-GAAP cost of produced coal sold divided by produced tons sold.

	Year Ended December 31, 2021
(In thousands, except for per ton data)	Met	All Other	Consolidated
Non-GAAP Cost of coal sales	$1,209,842	$60,385	$1,270,227
Less: cost of purchased coal sold	(97,872)	(660)	(98,532)
Adjusted cost of produced coal sold	$1,111,970	$59,725	$1,171,695
Produced tons sold	14,638	1,265	15,903
Adjusted cost of produced coal sold per ton (1)	$75.96	$47.21	$73.68
(1) Cost of produced coal sold per ton for our operations is calculated as non-GAAP cost of produced coal sold divided by produced tons sold.

	Three Months Ended December 31, 2022
(In thousands, except for per ton data)	Tons Sold	Coal Revenues	Non-GAAP Coal sales realization per ton	% of Met Tons Sold
Export - other pricing mechanisms	1,109	$218,337	$196.88	33%
Domestic	873	170,240	$195.01	26%
Export - Australian indexed	1,380	253,355	$183.59	41%
Total Met segment - met coal	3,362	$641,932	$190.94	100%
Met segment - thermal coal	390	57,033	$146.24
Total Met segment Coal revenues	3,752	698,965	$186.29
All Other Coal revenues	129	16,267	$126.10
Non-GAAP Coal revenues	3,881	$715,232	$184.29
Add: Freight and handling fulfillment revenues	—	105,910
Coal revenues	3,881	$821,142